BAKER HUGHES COMPANY EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN (As Established Effective October 29, 2020) 56501092.10

BAKER HUGHES COMPANY EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN (As Established Effective October 29, 2020) WHEREAS, Baker Hughes Company, a corporation organized and existing under the laws of the State of Delaware Parent and Baker Hughes Holdings LLC, a Delaware limited Sponsor recognize that one of their most valuable assets is their key management executives; WHEREAS, the Sponsor and the Parent would like to provide severance benefits in the event that the employment of a key management executive is involuntarily terminated in conjunction with a change in control; and WHEREAS, the Sponsor and the Parent desire to establish the Baker Hughes Company Executive Change in Control Severance Plan Plan NOW, THEREFORE, the Sponsor and the Parent hereby establish the Plan, effective October 29, 2020. 56501092.10

TABLE OF CONTENTS Page 1. ESTABLISHMENT AND OBJECTIVE ...........................................................................1 1.1 Establishment ......................................................................................................... 1 1.2 Objective ................................................................................................................ 1 2. DEFINITIONS ................................................................................................................... 1 2.1 Capitalized Terms .................................................................................................. 1 2.2 Number and Gender ............................................................................................. 10 2.3 Headings .............................................................................................................. 10 3. ELIGIBILITY .................................................................................................................. 10 4. BENEFITS ....................................................................................................................... 11 4.1 Compensation and Benefits During Incapacity and Prior to Termination of Employment ......................................................................................................... 11 4.2 Benefits Following Termination of Employment ................................................11 4.3 Legal Fees ............................................................................................................ 13 5. EXCISE TAX .................................................................................................................. 14 6. TIME OF BENEFITS PAYMENTS ............................................................................... 15 7. TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE .......15 7.1 Notice of Termination .......................................................................................... 15 7.2 Employment Termination Date............................................................................ 16 7.3 Dispute Concerning Termination .........................................................................16 7.4 Compensation During Dispute .............................................................................16 8. WITHHOLDING ............................................................................................................. 17 9. DEATH OF PARTICIPANT ........................................................................................... 17 10. AMENDMENT AND TERMINATION .........................................................................17 11. ADOPTION OF PLAN BY OTHER EMPLOYERS ......................................................17 12. DISPUTED PAYMENTS AND FAILURES TO PAY................................................... 17 13. FUNDING........................................................................................................................ 17 14. CLAIMS FOR BENEFITS; SETTLEMENT OF DISPUTES RELATING TO THE PLAN ...................................................................................................................... 18 14.1 Claims for Benefits .............................................................................................. 18 14.2 Arbitration ............................................................................................................ 18 15. MISCELLANEOUS ........................................................................................................ 18 -i-

TABLE OF CONTENTS (continued) Page 15.1 Plan Not an Employment Contract ...................................................................... 18 15.2 Alienation Prohibited ........................................................................................... 18 15.3 Severability .......................................................................................................... 19 15.4 Binding Effect ...................................................................................................... 19 15.5 Guaranty of Payment, Performance, and Observance by the Parent ................... 19 15.6 No Mitigation ....................................................................................................... 19 15.7 Other Amounts Due ............................................................................................. 20 15.8 Restoration ........................................................................................................... 20 15.9 Compensation of the Committee ......................................................................... 20 15.10 Notices ................................................................................................................. 20 15.11 Governing Law .................................................................................................... 21 15.12 Venue ................................................................................................................... 21 15.13 Contractual Statute of Limitations .......................................................................21 15.14 Compliance With Section 409A .......................................................................... 21 INTERNATIONAL SUPPLEMENT .............................................................................. 22 EXHIBIT A ...................................................................................................................... 23 -ii-

BAKER HUGHES COMPANY EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN 1. ESTABLISHMENT AND OBJECTIVE 1.1 Establishment. Baker Hughes Holdings LLC, a Delaware limited liability company and Baker Hughes Company, a Delaware corporation, hereby establish a plan for certain designated executives Company Executive Change in Control Plan 1.2 Objective. The Plan is designed to attract and retain certain designated executives of Baker Hughes Company, Baker Hughes Holdings LLC, and any affiliate that adopts the Plan and to reward such executives by providing replacement income and certain benefits in conjunction with a change in control. 2. DEFINITIONS 2.1 Capitalized Terms. Whenever used in the Plan, the following capitalized terms in this Section 2.1 shall have the meanings set forth below for purposes of the Plan: Affiliate any entity which is a member of (i) the same controlled group of corporations within the meaning of section 414(b) of the Code with the Parent, or (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code) with the Parent. Applicable Multiple multiple specified in Exhibit A Chief Executive Officer, Level 1 or Level 2). Assets the Parent, including but not limited to securities of the Parent tes. Base Salary base salary from the Company, modified by including any portion thereof that such Participant could have received in cash in lieu of any elective deferrals made by the Participant pursuant to any employee benefit program (such as the Supplemental Retirement Plan or any other deferred Base Salary bonus, incentive compensation (including but not limited to equity-based compensation), commissions, expense reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, employee benefits, perquisites, local or foreign assignment allowances (including but not limited to any transportation, schooling or housing allowances) or any forms of additional pay. Beneficial Owner Beneficial Ownership to those terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act. 1 56501092.10

Board means the Board of Directors of the Parent or other governing body of the Parent. Bonus the sum of (a) the amount of the annual incentive bonus, if any, paid or payable in cash by the Company or an Affiliate under the Eligible Annual Incentive Plan to or for the benefit of an Executive for services rendered or labor performed during and (b) the amount of the discretionary cash bonus or other cash bonus paid or payable outside the Eligible Annual Incentive Plan, if any, paid or payable in cash by the Company or an Affiliate to or for the benefit of an Executive for services rendered or labor performed during the fiscal year of the Parent in which occurs the Execut Employment. An E Bonus shall be determined by including any portion thereof that such Executive could have received in cash in lieu of (i) any elective deferrals made by such Participant pursuant to the Supplemental Retirement Plan or (ii) elective the Company or an Affiliate pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code. Cause the willful and continued failure by the Executive to substantially perform the Executive Parent or the Company (other than any such failure resulting from the Executive after a written demand for substantial performance is delivered to the Executive by the Board (or by a delegate appointed by the Board), which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Parent, the Company or any of the Affiliates, monetarily or otherwise. For purposes of Sections (i) and (ii) of this definition, (A) no act, or failure to act, on the Executive done, by the Executive in good faith and with reasonable belief that the act, or failure to act, was in the best interest of the Parent or the Company and (B) in the event of a dispute concerning the application of this provision, no claim by the Parent or the Company that Cause exists shall be given effect unless the Parent or the Company establishes to the Board by clear and convincing evidence that Cause exists. Change in Control (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; (b) the consummation of a Merger of the Parent or an Affiliate of the Parent with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Parent outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Parent, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger; 2 56501092.10

(c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Parent representing 30 percent or more of the combined voting power of the Parent s then outstanding Voting Securities, disregarding any purchases of securities owned by General Electric Company, a New York corporation and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, General Electric Company, whether such purchases are effected by a secondary offering or otherwise; (d) any Person, other than a Specified Owner (disregarding clause (e) of the definition of Specified Owner), becomes a Beneficial Owner, directly or indirectly, of securities of the Parent representing 50 percent or more of the combined voting power of (e) a sale, transfer, lease or other disposition of all or substantially all of the Parent s Asset Sale unless: (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Parent immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Parent s Voting Securities immediately prior to such Asset Sale; or (2) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or (f) The stockholders of the Parent approve a plan of complete liquidation and dissolution of the Parent. means the individual who is the Chief Executive Officer of the Parent immediately prior to the earlier of the date of the Change Employment Termination Date. Code United States Internal Revenue Code of 1986, as amended, or any successor act. Committee the Compensation Committee of the Board. After a Change in Control or a Potential Committee serve on the Committee and who, on the date six months prior to the Change in Control constitute the Compensation Committee of the Board, plus, (ii) such other individuals, if any, as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); 3 56501092.10 provided, however, that the maximum number of individuals constituting the Committee after a Change in Control or Potential Change in Control shall not exceed six (6). At its discretion, at the expense of the Company, with respect to any given matter (or with respect to all matters) the Committee may appoint an independent third party administrator who shall assume all responsibilities, powers and authorities of, and upon the effective date of the appointment shall serve as, the Committee with respect to the matter or matters, as applicable. Company the Sponsor or an Employer. Disability or injury that has caused the Participant to be absent from full-time performance of his or her duties with the Parent or the Company for a period of six (6) consecutive months. the Baker Hughes Company Executive Officer Short Term Incentive Compensation Plan, as amended from time to time, or the Baker Hughes C , as amended from time to time, as applicable, or any other annual incentive bonus plans adopted or maintained by the Parent or the Company from time to time which are in replacement of or in addition to such plans. Effective Date October 29, 2020, the date as of which the Plan was adopted. Employer any Affiliate that adopts the Plan pursuant to the provisions of Section 11. Employment Termination Date Participant incurs a Termination of Employment determined in accordance with the provisions of Section 7.2. Entity -stock company, limited liability company, trust, unincorporated organization or other business entity. Executive Parent or the Company on its active payroll, and (ii) who is also a United States-based executive salary grade system employee (under the s then current payroll system categories), or any comparable executive designations in any system that replaces the United States-based salary grade system. Notwithstanding the foregoing, the Committee may from time to time designate other individuals who may qualify as Executives Exchange Act successor act. Expiration Date Term of the 4 56501092.10

Good Reason for termination of employment by the Executive of his or her employment means the occurrence (without the Executive any Change in Control, or prior to a Change in Control under the circumstance described in clause (ii) of the second paragraph of the definition of Termination of Employment Change in Control (b) and (c) below as Potential Change in Control Parent or the Company, or failures by the Parent or the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Executive Termination of Employment for Good Reason: (a) the assignment to the Executive of any duties or responsibilities which are substantially diminished as compared to the Executive immediately prior to a Change in Control or a material change in the Executive responsibilities, titles or offices as an Executive and as in effect immediately prior to the Change in Control; (b) a reduction by the Parent or the Company in the Executive Base Salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Parent or the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Parent or the Company; (c) the relocation of the Executive outside of a 50-mile radius from the Executive immediately prior to the Change in Control or the Parent or the Company requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the business of the Parent or the Company to an extent substantially consistent with the Executive obligations immediately prior to a Change in Control; (d) the failure by the Parent or the Company to pay to the Executive any portion of the Executive except pursuant to an across-the-board compensation reduction similarly affecting all individuals having a similar level of authority and responsibility with the Parent or the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Parent or the Company, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Parent or the Company, within seven days of the date such compensation is due; (e) the failure by the Parent or the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Parent or the Company to continue the Executive participation therein (or in such substitute or alternative plan) on a basis not materially less 5 56501092.10 favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive xisted immediately prior to the Change in Control; (f) except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Parent or the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Parent or the Company, (i) the failure by the Parent or the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the pension, savings, life insurance, medical, health and accident, or disability plans of the Parent or the Company in which the Executive was participating immediately prior to the Change in Control, or (ii) the taking of any other action by the Parent or the Company that would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control; or (g) any purported termination of the Executive pursuant to a notice of termination satisfying the requirements of Section 7.1 hereof. In the case of an Executive who incurs a Termination of Employment on or following the date of a Change in Control, the Executive ight to terminate his or her employment for Good Reason shall not be affected by the Executive physical or mental illness. The Executive consent to, or a waiver of any rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason arbitrary and capricious. Highest Base Salary Base Salary in effect immediately prior to (1) a Change in Control, (2) the first event or circumstance r is greatest. Incumbent Director (a) a member of the Board on the Effective Date; or (b) an individual- (1) who becomes a member of the Board after the Effective Date; 6 56501092.10

(2) whose appointment or election by the Board or nomination for election by the Parent least two-thirds of the then serving Incumbent Directors (as defined herein); and (3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest. Interest Amount ecified in Section 4.2(e). Merger - means an individual (i) employed in the services of the Parent or the Company on the active payroll where the operations or principal place of business an executive salary grade system employee (under the then current payroll system categories of the Parent or the Company), or any comparable executive designations in any system that replaces such salary grade system. Notwithstanding the foregoing, the Committee may from time to time designate other individuals who may Non- US Executives - means a Non-US Executive who is eligible to participate in the Plan under the provisions of Section 3. means Baker Hughes Company, a Delaware corporation. Participant the provisions of Section 3. Person in Section 13(d) thereof, except that the term shall not include (a) the Parent, the Company or any of the Affiliates, (b) a trustee or other fiduciary holding Parent securities under an employee benefit plan of the Parent, the Company or any of the Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent. Plan Company Executive Change in Control Severance Plan, as it may be amended from time to time. Potential Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred: (a) the Parent enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; 7 56501092.10

(b) the Parent or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Parent representing 15 percent or more of either the then outstanding shares of common stock of the Parent or the combined voting power of the then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Parent or its Affiliates); or (d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred. Renewal Date Term of the Plan means section 409A of the Code and the Department of Treasury rules and regulations issued thereunder. has the meaning ascribed to that term in Section 409A. hin the meaning of Section 409A. Specified Owner lowing: (a) the Parent; (b) an Affiliate of the Parent; (c) an employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or any of the Affiliates; (d) a Person to the extent the Person becomes a Beneficial Owner of the outstanding Voting Securities representing 30 percent or more of the combined voting power of then outstanding Voting Securities as a result of the acquisition of securities directly from the Parent and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, the Parent; or (e) a Person to the extent the Person becomes a Beneficial Owner of the voting power of acquisition of securities directly from General Electric Company, a New York corporation and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, General Electric Company; or 8 56501092.10

(f) a Person that becomes a Beneficial Owner of outstanding Voting Securities representing 30 percent or more of the combined voting power of the then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Parent outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Parent, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the outstanding immediately prior to such Merger. Sponsor company, or its successor. Supplemental Retirement Plan Company Supplemental Retirement Plan, as amended from time to time. Term of the Plan ending on: (a) except as specified below, the last day of the three-year period beginning on the Effective Date if no Change in Control shall have occurred during that three-year period (such last day be Expiration Date (b) if a Change in Control shall have occurred during (i) the three-year period beginning on the Effective Date or (ii) any period for which the Term of the Plan shall have been automatically extended pursuant to the second sentence of this definition, the two- year period beginning on the date on which the Change in Control occurred. After the expiration of the time period described in subsection (a) of this definition and in the absence of a Change in Control (as described in subsection (b) of this definition) the Term of the Plan shall be automatically extended for successive two-year periods beginning on the day immediately following the Expiration Date (the beginning date of each successive two- Renewal Date 9 months prior to the Expiration Date or the applicable Renewal Date, the Sponsor shall give notice to Participants that the Term of the Plan will not be extended. Termination of Employment the Executiv employment relationship with the Parent or the Company (i) by the Parent or the Company without Cause after a Change in Control occurs, or (ii) by the individual for Good Reason after a Change in Control occurs. For purposes of this definition, an in been terminated immediately is terminated by the Parent or the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Parent or the Company, the consummation of which would constitute a Change in Control; or (ii) the individual 9 56501092.10 terminates his or her employment for an event described in paragraph (b) or paragraph (c) of the definition of Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Parent or the Company, the consummation of which would constitute a Change in Control. For purposes of any determination regarding the applicability of the immediately preceding sentence, in the case of a Participant who incurs a Termination of Employment on or following the date of a Change in Control, any position taken by the Participant shall be presumed to be correct unless the Parent or the Company establishes to the Committee by clear and convincing evidence that such position is not correct. Termination of Employment does not include (i) a termination of employment due without Good Reason. Voting Securities the election of directors or other governing body. 2.2 Number and Gender. As used in the Plan, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter n. 2.3 Headings. The headings of Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control. 3. ELIGIBILITY The individuals who shall be eligible to participate in the Plan shall be those Executives and Non-US Executives who are selected by the Committee. The Committee shall notify an Executive who has been selected for participation of his or her eligibility to participate in the Plan by furnishing him or her a written notification of participation that specifies (in the case of an individual other than the Chief Executive Officer) whether he or she is a Level 1 or a Level 2 executive for purposes of the Plan. Notwithstanding any other provision of the Plan, an Executive or Non-US Executive shall not be eligible to participate in the Plan if there is in effect an individual severance agreement (including an employment agreement that provides for severance benefits) or individual change in control agreement between the Executive and the Parent, the Company or any of the Affiliates. For the avoidance of doubt, a benefit plan that covers more than one individual is not an individual severance agreement or individual change in control agreement for purposes of the Plan. Notwithstanding any other provision of the Plan, prior to the occurrence of a Change in Control, the Board providing him or her Notice nine months prior to the in Section 2.1), that he or she shall no longer participate in the Plan; provided, however, that should a Change 10 56501092.10 in Control occur during such nine-month advance notification period, the Notice shall be void and of no effect, and the Participant shall be eligible to participate in the Plan as if the Notice were never given. 4. BENEFITS 4.1 Compensation and Benefits During Incapacity and Prior to Termination of Employment. Following a Change in Control and during the Term of the Plan, during any period -time duties with the Parent, the Company or any of the Affiliates as a result of incapacity due to physical or mental illness or injury, the Company the commencement of any such period, together with all compensation and benefits payable to the Participant under the terms of any compensation or benefit plan, program or arrangement maintained by the Parent or the Company during such period, until the Participant incurs a Termination of Employment by the Parent, the Company or any of the Affiliates for Disability. 4.2 Benefits Following Termination of Employment. If a Participant incurs a Termination of Employment during the Term of the Plan, the Company shall provide the Participant the benefits described below. Further details of the benefits described in this Section 4.2 are provided in Exhibit A. (a) Severance Payment Based Upon Base Salary. The Company will Applicable Multiple multiplied by the Executive Base Salary. A be paid in accordance with the provisions of Section 6. (b) Severance Payment Based Upon Bonuses. The Company will pay the Participant a cash severance benefit in an amount equal to the sum of (1) and (2) where (1) is an amount equal to the product of (A) the target percentage under ye ; and (2) is an amount equal to target percentage under the Parti Bonus, Highest Base Salary and (C) Employment Termination Date occurs during the same calendar year in which a Change in Control occurs, the pro-rata bonus payment described in clause (1) of the preceding sentence shall be offset by any payments received by the Participant under the Eligible Annual Incentive Plan in connection with the Change in Control. accordance with the provisions of Section 6. (c) Accident and Health Insurance Benefits. For the period of time oyment Termination Date specified in Exhibit A 11 56501092.10

Continuation Period Company shall arrange to provide the Participant and his or her dependents accident and health insurance benefits, in each case, substantially similar to those provided to the Participant and his or her dependents immediately prior to the Employment Termination Date or, if more favorable to the Participant, those provided to the Participant and his or her dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Participant than the cost to the Participant immediately prior to such date or occurrence. Benefits otherwise receivable by the Participant pursuant to this Section 4.2(c) shall be reduced to the extent benefits of the same type are received by the Participant during the Continuation Period (and any such benefits received by the Participant shall be reported to the Company by the Participant). Except for any reimbursements under the applicable group health plan that are subject to a limitation on reimbursements during a specified period, the amount of expenses eligible for reimbursement under this Section 4.3(c), or in-kind benefits the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Participant. Any reimbursement of an expense described in this Section 4.2(c) e year following right to reimbursement or in-kind benefits pursuant to this Section 4.2(c) shall not be subject to liquidation or exchange for another benefit. To the extent that the benefits provided to the Participant pursuant to this Section 4.2(c) are taxable to the Participant and are not otherwise exempt from Section 409A, any amounts to which the Participant would otherwise be entitled under this Section 4.2(c) during the first accumulated and paid to the Participant on the date that is six months following the date of his or her Separation From Service. (d) Retiree Medical. If the Participant would have become entitled to benefits under the post-retirement health care insurance plans, as in effect immediately prior to the Employment Termination Date or, if more favorable to the Participant as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Employment Termination Date not occurred until the date on which the applicable benefits described in paragraph (c) of this Section 4.2 terminate, the Company shall provide such post-retirement health care insurance benefits to the the date on which such coverage would have first become available and (ii) the date on which the applicable benefits described in paragraph (c) of this Section 4.2 terminate. Except for any reimbursements under the applicable group health plan that are subject to a limitation on reimbursements during a specified period, the amount of expenses eligible for reimbursement under this Section 4.3(d), or in-kind benefits 12 56501092.10 for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Participant. Any reimbursement of an expense described in this Section 4.2(d) right to reimbursement or in-kind benefits pursuant to this Section 4.2(d) shall not be subject to liquidation or exchange for another benefit. To the extent that the benefits provided to the Participant pursuant to this Section 4.2(d) are taxable to the Participant and are not otherwise exempt from Section 409A, any amounts to which the Participant would otherwise be entitled under this Section 4.2(d) during the first accumulated and paid to the Participant on the date that is six months following the date of his or her Separation From Service. (e) Interest Amount. If the Participant is a Specified Employee, the Company shall pay to the Participant, on the date that is six months following the that would be earned on the amounts specified in Sections 4.2(a) and 4.2(b), and, to the extent subject to a mandatory six-month delay in payment, the amounts specified in Sections 4.2(c), 4.2(d) and 4.3, for the period commencing on the date amounts, calculated using an interest rate equal to the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York for the date of the (the Interest Amount ). 4.3 Legal Fees. The Company shall pay all legal fees and expenses incurred by the Participant (i) in disputing in good faith employment, or (ii) in seeking in good faith to obtain or enforce any benefit or right provided under the Plan in accordance with Section 14.2. Such payments shall be made within 30 business evidence of fees and expenses incurred as the Company may reasonably require. In any event the Company shall pay the Participant such legal f taxable year following the taxable year in which the Participant incurred such legal fees and expenses. The legal fees or expenses that are subject to reimbursement pursuant to this Section 4.3 shall not be limited as a result of when the fees or expenses are incurred. The amount of legal fees or expenses that is eligible for reimbursement pursuant to this Section 4.3 during a given taxable year of the Participant shall not affect the amount of expenses eligible for reimbursement in any other taxable year of the Participant. The right to reimbursement pursuant to this Section 4.3 is not subject to liquidation or exchange for another benefit. Notwithstanding any provision of the Plan to the contrary, if the Participant is a Specified Employee, any amount to which the Participant would otherwise be entitled under this Section 4.3 during the first six months following he Participant on the date that is six months following the date of his or her Separation From Service. 13 56501092.10

5. EXCISE TAX 5.1 Notwithstanding any other provision of the Plan other than Section 5.2 to the contrary, if any portion of the payments or benefits provided to or for the benefit of the Participant under the Plan or which the Participant otherwise receives or is entitled to receive from the Parent or the Company or any successor would be subject to the excise tax imposed by section 4999 of the Code, or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein Excise Tax Total Payments 5.2, the Total Payments shall be reduced (but not below zero) or eliminated (as further provided for in Section 5.3) to the extent the Independent Tax Advisor (as hereinafter defined) shall reasonably determine is necessary so that no portion of the Total Payments shall be subject to the Excise Tax. 5.2 Notwithstanding the provisions of Section 5.1, if the Independent Tax Advisor reasonably determines that the Participant would receive, in the aggregate, a greater amount of the Total Payments on an after-tax basis (after including and taking into account all applicable federal, foreign, state, and local income, employment and other applicable taxes and the Excise Tax) if the Total Payments were not reduced or eliminated pursuant to Section 5.1, then no such reduction or elimination shall be made notwithstanding that all or any portion of the Total Payments may be subject to the Excise Tax. 5.3 For purposes of determining which of Section 5.1 and Section 5.2 shall be given effect, the determination of which of the Total Payments shall be reduced or eliminated to avoid the Excise Tax shall be made by the Independent Tax Advisor, provided that the Independent Tax Advisor shall, in a manner that complies with Section 409 of the Code, reduce or eliminate, as the case may be, the Total Payments in the following order (and within the category described in each of the following Sections 5.3(a) through 5.3(e), in reverse order beginning with the Total Payments which are to be paid farthest in time except as otherwise provided in Section 5.3(b) and Section 5.3(c)): (a) First, by reducing or eliminating the portion of the Total Payments otherwise due and which are payable in cash (other than that portion of the Total Payments subject to Sections 5.3(b) and 5.3(c)); (b) then by reducing or eliminating the portion of the Total Payments otherwise due to or for the benefit of the Participant pursuant to the terms of the Plan and which are payable in cash, such reduction to be made in the order in which the cash payments are listed in Section 4.2 and Section 4.3; (c) then by reducing or eliminating the portion of the Total Payments otherwise due that represent equity-based compensation, such reduction or elimination to be made in reverse chronological order with the most recent equity-based compensation awards reduced first; 14 56501092.10

(d) by first reducing or eliminating the portion of the Total Payments otherwise due and which are not payable in cash (other than that portion of the Total Payments subject to Sections 5.3(c) and 5.3(e)); and (e) then by reducing or eliminating the portion of the Total Payments otherwise due to or for the benefit of the Participant pursuant to the terms of the Plan and which are not payable in cash. 5.4 The Independent Tax Advisor shall provide its determinations, together with detailed supporting calculations and documentation, to the Company and the Participant for their review no later than ten (10) days after the Employment Termination Date. The determinations of the Independent Tax Advisor under this Section 5.4 shall, after due consideration of the Company the Participant interpretation and application of this Section 5.4, be final and binding on all parties hereto absent manifest error. The Company and the Participant shall furnish to the Independent Tax Advisor such information and documents as the Independent Tax Advisor may reasonably request in order to make the determinations required under this Section 5.4. 5.5 For purposes of this Section 5 Independent Tax Advisor with a nationally recognized law firm, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm, in each case with expertise in the area of executive compensation tax law, who shall be selected by Company and shall be acceptable to the Participant (the Participant acceptance not to be unreasonably withheld), and all of whose fees and disbursements shall be paid by Company. 6. TIME OF BENEFITS PAYMENTS The Company shall pay the Participant any cash benefits described in paragraphs (a) and (b) of Section 4.2 in a single sum cash payment within thirty (30) days after the date of the Separation From Service if the Participant is not a Specified Employee or on the date that is six months following the date of the ce if the Participant is a Specified Employee. 7. TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE 7.1 Notice of Termination. After a Change in Control and during the Term of the Company shall be communicated by the Company by a written Notice of Termination to the Participant in accordance with Section 15.10 hereof. For purposes of the Plan which shall indicate the specific termination provision in the Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the 15 56501092.10 heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the Company after a Change in Control and during the Term of the Plan shall be effective unless the Company complies with the procedures set forth in this Section 7.1. 7.2 Employment Termination Date. Employment Termination Date the Term of the Plan, shall mean (i) thirty (30) days after Notice of Termination is given (provided that the Participant shall not have returned to the full- duties during such thirty (30) day period), and (ii) the Notice of Termination (which, in the case of a termination by the Company shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Participant, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given). 7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Employment Termination Date (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be extended until the earlier of (i) the date on which the Term of the Plan ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Employment Termination Date shall be extended by a notice of dispute given by the Participant only if such notice is given in good faith and the Participant pursues the resolution of such dispute with reasonable diligence. 7.4 Compensation During Dispute. If a purported Termination of Employment occurs following a Change in Control and during the Term of the Plan and the Employment Termination Date is extended in accordance with Section 7.3 hereof, the Company shall continue to owe the Participant the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Participant as a participant in all compensation, benefit and insurance plans in which the Participant was participating when the notice giving rise to the dispute was given or those plans in which the Participant was participating immediately prior to the first occurrence of an event or circumstance giving rise to the Notice of Termination, if more favorable to the Participant, until the Employment Termination Date, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under the Plan (other than those due under Section 4.2 hereof) and shall not be offset against or reduce any other amounts due under the Plan. 8. WITHHOLDING The Company or any of its Affiliates may withhold from any benefits paid under the Plan all income, employment, and other taxes required to be withheld under applicable law. 16 56501092.10

9. DEATH OF PARTICIPANT If a Participant dies after his or her Employment Termination Date but before the Participant receives full payment of the benefits to which he or she is entitled, any unpaid benefits will be paid to the Participa 10. AMENDMENT AND TERMINATION During the Term of the Plan, the Plan may not be terminated or amended in any manner that would negatively affect a Parti payable to such Participant. Subject to the foregoing restrictions, the Sponsor may amend or terminate the Plan by a written instrument that is authorized by the Committee. 11. ADOPTION OF PLAN BY OTHER EMPLOYERS (a) Any entity that is an Affiliate may adopt the Plan by a written instrument executed by an authorized officer of such entity or an executed adoption agreement agreeing to be bound by all the terms, conditions and limitations of the Plan. (b) The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for the Sponsor and its employees, except that the power to amend or terminate the Plan shall be exercised by only the Sponsor. (c) The Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate. 12. DISPUTED PAYMENTS AND FAILURES TO PAY If the Company fails to make a payment in whole or in part as of the payment deadline specified in the Plan, either intentionally or unintentionally, the Participant shall make prompt and reasonable good faith efforts to collect the remaining portion of the payment. The Company shall pay any such unpaid benefits due to the Participant, together with interest on the unpaid benefits from the date of the payment deadline specified in the Plan at the annual rate of 120 percent of the rate specified in section 1274(b)(2)(8) of the Code within ten (10) business days of discovering that the additional monies are due and payable. 13. FUNDING The Participant shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments which the Company may make to aid it in meeting its obligations under the Plan. The Participant e Plan shall be no greater than the right of an unsecured general creditor of the Company. Immediately prior to a Change in Control, the Company shall create an irrevocable grantor trust (the Rabbi Trust ) which shall be subject to the claims of creditors of the Company. Immediately prior to a Change in Control, the 17 56501092.10

Company shall transfer to the Rabbi Trust cash sufficient (on an undiscounted basis) to pay the cash amounts specified in Section 4.2 and the Interest Amount. The cash amounts specified in Section 4.2 and the Interest Amount shall be paid from the Rabbi Trust on the dates specified in Section 6 herein, provided that the Company shall remain liable to pay any such amounts which for any reason are not paid from the Rabbi Trust. The trustee of the Rabbi Trust shall be a bank or trust company selected by the Company prior to the Change in Control. 14. CLAIMS FOR BENEFITS; SETTLEMENT OF DISPUTES RELATING TO THE PLAN. 14.1 Claims for Benefits. All claims by a Participant for benefits under the Plan shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under the Plan shall be delivered to the Participant in writing within 30 days after written notice of the claim is provided to the Company in accordance with this Section 14.1 and shall set forth the specific reasons for the denial and the specific provisions of the Plan relied upon. The Committee has discretionary and final authority to determine eligibility for benefits and to interpret the terms of the Plan regarding eligibility for benefits and the meaning of any term of the Plan shall be conclusive and . The Committee shall afford a reasonable opportunity to the Participant for a review of the decision denying a claim and shall further allow the Participant to appeal to the Committee a decision of the Committee within 60 been denied. 14.2 Arbitration. If after the claims review procedures set forth in Section 14.2 have been exhausted, there exists any further dispute or controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan shall be resolved by mediation and binding arbitration in accordance with Solutions, the in Control. 15. MISCELLANEOUS 15.1 Plan Not an Employment Contract. The adoption and maintenance of the Plan is not a contract between the Parent, the Company and their employees that gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Parent or the Company notice and with or without cause or to interfere with an employee's right to terminate his or her employment at any time. 15.2 Alienation Prohibited. No benefits hereunder shall be subject to anticipation or assignment by a Participant, to attachment by, interference with, or control of any creditor of a Participant, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant prior to its actual receipt by the Participant. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the benefits hereunder prior to payment thereof shall be void. 18 56501092.10

15.3 Severability. Each provision of the Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision. 15.4 Binding Effect. The Plan shall be binding upon any successor of the Parent or the Company. Further, the Board shall not authorize a Change in Control that is a merger or a sale transaction unless the purchaser or the successor agrees to take such actions as are necessary to cause all Participants to be paid or provided all benefits due under the terms of the Plan as in effect immediately prior to the Change in Control. 15.5 Guaranty of Payment, Performance, and Observance by the Parent. The Parent hereby unconditionally guarantees to each Participant the due, prompt and punctual payment, performance and observance by the Company and its successors and assigns Obligor Guaranteed Obligations of each and all amounts that the Obligor shall become obligated to pay under the Plan, as and when the same shall become due and payable hereunder, and (ii) the due, prompt and punctual performance and observance by the Obligor of each term, provision and condition the Obligor is required to perform or observe under the Plan, as and when the same shall be required to be performed or observed hereunder. In any case of the failure of the Obligor to punctually pay, perform or observe any of the Guaranteed Obligations, the Parent agrees to promptly cause to be promptly paid, performed or observed such Guaranteed Obligation as and when such Guaranteed Obligation is required to be paid, performed or observed. The Parent agrees that its obligations hereunder shall be as if it were the principal obligor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any provision of the Plan, or any waiver, modification or indulgence granted to the Obligor with respect thereto, by the Participant, or any other circumstance that may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Parent hereby waives diligence, presentment, demand, any right to require a proceeding first against the Obligor, and all demands whatsoever, and covenants that its obligations under the Plan will not be discharged except by payment, performance and observance in full of all of the Guaranteed Obligations. The agreements of the Parent hereunder shall inure to the benefit of and be enforceable successors, heirs, distributees, devisees and legatees. 15.6 No Mitigation. The Parent and the Company agree that if the Participant incurs a Termination of Employment during the Term of the Plan, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Parent or the Company pursuant to the Plan. Further, except as expressly provided otherwise herein, the amount of any payment or benefit provided for in the Plan (other than Section 4.2(d)) shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Parent or the Company or otherwise. 15.7 Other Amounts Due. Except as expressly provided otherwise herein, the payments and benefits provided for in the Plan are in addition to and not in lieu of amounts and benefits that are earned by a Participant prior to his or her Termination of Employment. The 19 56501092.10

Company shall pay a Participant any compensation earned through the Employment Termination Date but not previously paid the Participant. Further the Participant shall be entitled to any other amounts or benefits due the Participant in accordance with any contract, plan, program or policy of the Parent or the Company or any of the Affiliates. Amounts that the Participant is entitled to receive under any plan, program, contract or policy of the Parent, the Company or any of the Affiliates otherwise provided in accordance with such plan, program, contract or policy, except as expressly modified herein. 15.8 Restoration. The Participant has been provided and is privy to intellectual property, trade secrets and other confidential information of the Parent, the Company and their Affiliates. For one year following the Participant Termination Date, the Participant has agreed not to provide any restricted services to a competitor of the Parent, the Company or any of their Affiliates. For the same one-year period, the Participant also agreed not to solicit or induce, or cause or permit others to solicit or induce, any employee to terminate their employment with the Parent, the Company and their Affiliates. These covenants are set forth and agreed to in the Employee Confidentiality and Innovation Agreement between the Participant and the Company The promises in the Plan and those in the Loyalty Agreement, and not any employment of or services performed by the Participant in the course and scope of that employment, constitute the sole consideration for the severance payments and benefits provided under the Plan. Further, it is agreed that should the Participant violate or be in breach of any restrictions set forth herein or in the Loyalty Agreement (which determination shall be made in the discretion of the Committee), (a) the Participant shall not be entitled to any further severance payments and benefits under the Plan, (b) the Participant shall immediately return to the Company any severance payments and the value of any severance benefits which were received hereunder, and (c) the Participant will have no further rights or entitlements under the Plan. This Section 15.8 shall not in any manner supersede or limit any other right the Company may have to enforce or seek legal or equitable relief based on the Plan or the Loyalty Agreement. 15.9 Compensation of the Committee. The Board of Directors of the Parent shall have the authority to establish reasonable compensation to be paid to the members of the Committee for their service on the Committee. 15.10 Notices. For the purpose of the Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, participation and, if to the Sponsor, to 17021 Aldine Westfield Rd., Houston, TX 77073; Attention: Chief Legal Officer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt. 15.11 Governing Law. All provisions of the Plan shall be construed in accordance with the laws of the State of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of law provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply. 20 56501092.10

15.12 Venue. Without limiting Section 14.2, venue for arbitration concerning any dispute relating to a claim for benefits under the Plan or any other claim with respect to the Plan will be solely and exclusively in Harris County, Texas, and in the event of litigation, in the United States District Court for the Southern District of Texas (Houston Division). 15.13 Contractual Statute of Limitations. A Participant may not bring any action pertaining to a claim for benefits under the Plan following the earlier of the date that is (1) two (2) years days after the final denial of his or her claim for benefits, or (2) the expiration of the limitations period for a breach of contract under Texas law. 15.14 Compliance With Section 409A. It is intended that the Plan shall comply with Section 409A. The provisions of the Plan shall be interpreted and administered in a manner that complies with Section 409A. IN WITNESS WHEREOF, the Parent and the Sponsor have caused this instrument to be executed by its duly authorized officer this 2nd day of November 2020, effective as of October 29, 2020. BAKER HUGHES COMPANY By: /s/ Lee Whitley Title: Vice President and Corporate Secretary BAKER HUGHES HOLDINGS LLC By: /s/ Lee Whitley Title: Vice President and Corporate Secretary 21 56501092.10

INTERNATIONAL SUPPLEMENT 1. General. The provisions of this Supplement apply to individuals who are Non-US Executives (as defined below). The provisions of the Plan apply to Non-US Executives, except to the extent this Supplement modifies the provisions of the Plan. The purpose of this Supplement is to provide for severance benefits for Non-US Executives in the event of a Termination of Employment. Capitalized terms used in this Supplement which are defined in the Plan have the same meaning in this Supplement. 2. References Executives Participants Non-US Executives Non-US Participants 3. Benefits. Section 4.2 shall be modified in the first paragraph to read as follows: Company shall provide a Non-US Participant who has satisfied the eligibility requirements of Section 3 such severance benefits under the Plan as the Committee determines in accordance with the provisions of Exhibit A, taking into consideration any prohibitions or restrictions and any statutorily mandated severance benefits applicable to the Non-US Participant, with the intent of providing the Non-US Participant benefits that are generally comparable to the benefits provided to Participants under the Plan. It is the express intent of the Parent and the Company that any benefits paid to a Non-US Participant under this Supplement and the Plan will be in lieu of any statutorily-mandated severance benefits (or other employment termination related benefits), including, but not limited to, gratuity and similar benefits. 22 56501092.10

Exhibit A BAKER HUGHES COMPANY EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN SCHEDULE OF POST-TERMINATION OF EMPLOYMENT BENEFITS The benefits described in this Schedule are summaries only. Each benefit is fully described in the Plan. In the event of a conflict between the provisions of the Plan and this Exhibit A, the terms of the Plan shall govern. Benefit Based on Designated Level Details of Benefit (Applicable Multiple) 1. Severance Payment Based Upon Base Salary Chief Executive Officer 2.5 years of Highest Base Salary Level 1 2.0 years of Highest Base Salary Level 2 1.5 years of Highest Base Salary 2. Severance Payment Based on the target percentage under the Based Upon Bonuses Employment Termination Date, plus an additional sum which is the product of: (A) Bonus for the Termination of Employment year, multiplied by (B) Parti Base Salary, and multiplied by either (C) Chief Executive Officer 2.5 Level 1 2 .0 Level 2 1.5 23 56501092.10

Exhibit A 3. Accident and Health Insurance Coverage for the following time period*: Chief Executive Officer 2.5 years Level 1 2.0 years Level 2 1.5 years * Eligibility for retiree medical coverage in accordance with Section 4.2(d) following this period if the Participant would have been eligible for retiree medical coverage had he or she continued employment through the end of this period. 4. Legal Fees Legal fees and expenses incurred by the Participant and described in Section 4.3 of the Plan. 24 56501092.10